UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reportedly):  January 17, 2011

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
(Address of principal executive office     Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On January 7, 2011 Ocean Bio-Chem filed a Current Report on Form 8-K disclosing under Item 4.01 a change in independent registered public accounting firm.  By letter dated January 14, 2011 the staff of the Securities and Exchange Commission requested that we amend that report to reflect their comment.

Item 4.01.   Changes in Registrant’s Certifying Accountant

Effective January 1, 2011, Jeff Kramer, CPA, of Kramer, Weisman & Associates, LLP (“Kramer Weisman”), which served as the Company’s independent registered public accounting firm with respect to the Company’s financial statements as at and for the year ended December 31, 2009 and 2008, joined Goldstein, Schechter & Koch, P.A. (“Goldstein Schechter Koch”). The departure of Mr. Kramer from Kramer Weisman results in the winding up and dissolution of that firm and Mr. Kramer’s role as audit engagement partner for the Company will continue uninterrupted at Goldstein Schechter Koch. As a result, Goldstein Schechter Koch has become the Company’s independent registered public accounting firm. This change in the Company’s independent registered accounting firm was accepted by the Audit Committee of the Company’s Board of Directors. As a result, the reports previously issued by Kramer Weisman with respect to the Company will be reissued by, and any consent to the use of such reports will be issued by, Goldstein Schechter Koch.

Kramer Weisman’s reports on the Company’s financial statements as at and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2009 and 2008 and the subsequent period through the effective date of this filing (i) there have been no disagreements with Kramer Weisman or Goldstein Schechter Koch, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kramer Weisman or Goldstein Schechter Koch, would have caused Kramer Weisman to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company and (iii) neither Kramer Weisman or Goldstein Schechter Koch has advised the Company of the existence of any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K. The Company has authorized Mr. Kramer to respond fully to the inquiries of Goldstein Schechter Koch. The Company provided Goldstein Schechter Koch and Mr. Kramer, the partner of Kramer Weisman in charge of the audit of the Company who is now a partner of Goldstein Schechter Koch and the continuing audit engagement partner for the Company, with a copy of this Report and requested Goldstein Schechter Koch to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Goldstein Schechter Koch agrees with the statements made by the Company in this Report. The letter provided by Goldstein Schechter Koch is attached hereto as Exhibit 16.

Neither the Company nor anyone on behalf of the Company consulted Goldstein Schechter Koch regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of Goldstein Schechter Koch was provided with respect to any accounting, auditing, or financial reporting issue or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K. The Company has also provided Goldstein Schechter Koch with a copy of this Report, requested by Goldstein Schechter Koch to review the disclosures contained in this Report and provided Goldstein Schechter Koch with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Goldstein Schechter Koch does not agree with the disclosures made in this Report.  Goldstein Schechter Koch has advised the Company that it does not intend to furnish any such letter.

Item 9.01	Financial Statements and Exhibits.
Exhibits:
	16	Letter dated January 17, 2011 from Goldstein, Schechter and Koch succeeding Kramer Weisman & Associates LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ocean Bio-Chem, Inc.
January 17, 2011
/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Vice President - Finance and
Chief Financial Officer